EXHIBIT 99

EMC Insurance Group Inc. Reports 2013
Fourth Quarter and Year-End Results and
2014 Operating Income Guidance

Fourth Quarter Ended December 31, 2013
Operating Income Per Share - $0.95
Net Income Per Share - $1.20
Net Realized Investment Gains Per Share - $0.25
Catastrophe and Storm Losses Per Share - $0.33
Large Losses Per Share - $0.34
GAAP Combined Ratio - 94.6 percent

Year Ended December 31, 2013
Operating Income Per Share - $2.88
Net Income Per Share - $3.33
Net Realized Investment Gains Per Share - $0.45
Catastrophe and Storm Losses Per Share - $2.41
Large Losses Per Share - $1.10
GAAP Combined Ratio - 97.9 percent

2014 Operating Income Guidance - $3.00 to $3.25 per share

DES MOINES, Iowa (February 20, 2014) - EMC Insurance Group Inc. (Nasdaq OMX/GS:EMCI) today reported operating income of $12,489,000 ($0.95 per share) for the fourth quarter ended December 31, 2013, compared to $12,729,000 ($0.99 per share) for the fourth quarter of 20121. For the year ended December 31, 2013, the Company reported operating income of $37,671,000 ($2.88 per share), compared to $32,755,000 ($2.54 per share) for the same period in 2012.

Net income, including realized investment gains and losses, totaled $15,834,000 ($1.20 per share) for the fourth quarter of 2013, compared to $12,998,000 ($1.01 per share) for the fourth quarter of 2012. For the year ended December 31, 2013, net income totaled $43,519,000 ($3.33 per share), compared to $37,966,000 ($2.95 per share) for the same period in 2012.

“The fourth quarter was a solid finish to a strong year,” stated President and Chief Executive Officer Bruce G. Kelley. “The reinsurance segment produced exceptionally good results for the fourth quarter and full year, and the property and casualty insurance segment’s results are in line with expectations. As a result, operating income per share for the year exceeded the high end of our operating income guidance,” continued Kelley.

Kelley went on to say, “We are pleased to report another quarter of high-single-digit rate level increases in the property and casualty insurance segment that continued to outpace the industry average and are consistent with rate level increases achieved through the first nine months of the year. We expect rate level increases to continue into 2014, although at a somewhat lower level.”

Premiums earned increased 15.5 percent to $135,458,000 for the fourth quarter of 2013, from $117,271,000 for the fourth quarter of 2012. In the property and casualty insurance segment, premiums earned increased 9.5 percent, with the majority of the increase attributable to rate level increases on renewal business and growth in insured exposures on existing accounts. In the reinsurance segment, premiums earned increased 38.7 percent. This increase is unusually large due to the significant decline that occurred in year-end 2012 “earned but not reported” premiums on several pro rata accounts. Excluding the change in “earned but not reported” premiums, the increase in fourth quarter premiums is primarily attributed to growth in the offshore energy and liability proportional account, moderate rate level increases and the addition of some new business. For the year ended December 31, 2013, premiums earned increased 12.3 percent (10.0 percent in the property and casualty insurance segment and 20.7 percent in the reinsurance segment).

The Company’s GAAP combined ratio was 94.6 percent in the fourth quarter of 2013, compared to 93.4 percent in the fourth quarter of 2012. For the year ended December 31, 2013, the Company’s GAAP combined ratio was 97.9 percent, compared to 99.6 percent in 2012.

Catastrophe and storm losses totaled $6,766,000 ($0.33 per share after tax) in the fourth quarter of 2013, compared to $8,086,000 ($0.41 per share after tax) in the fourth quarter of 2012. Fourth quarter 2013 catastrophe and storm losses accounted for 5.0 percentage points of the combined ratio, which is higher than the Company’s most recent 10-year average of 3.0 percentage points for this period, but below the 6.9 percentage points experienced in the fourth quarter of 2012. For the year ended December 31, 2013, catastrophe and storm losses totaled $48,578,000 ($2.41 per share after tax), compared to $53,460,000 ($2.70 per share after tax) in 2012. Catastrophe and storm losses accounted for 9.4 percentage points of the combined ratio, slightly below the most recent 10-year average of 9.9 percentage points and below the 11.7 percentage points experienced in the prior year. On a segment basis, catastrophe and storm losses amounted to $2,662,000 ($0.13 per share after tax) and $37,262,000 ($1.85 per share after tax) in the property and casualty insurance segment, and $4,104,000 ($0.20 per share after tax) and $11,316,000 ($0.56 per share after tax) in the reinsurance segment, for the fourth quarter and year ended December 31, 2013, respectively.

The Company reported $5,157,000 ($0.25 per share after tax) of favorable development on prior years’ reserves during the fourth quarter of 2013, compared to $258,000 ($0.01 per share after tax) of adverse development in the fourth quarter of 2012. For the year ended December 31, 2013, the Company reported favorable development totaling $12,785,000 ($0.64 per share after tax), compared to $25,733,000 ($1.30 per share after tax) in 2012. Development on prior years’ reserves resulting solely from changes in the allocation of bulk reserves between the current and prior accident years does not have an impact on earnings. This is due to the fact that such development is simply a mathematical by-product of the mechanical process used to reallocate total bulk reserves to the various accident years. Earnings are only impacted by changes in the total amount of carried reserves. The development amounts reported for the fourth quarter and year ended 2013 include $6,526,000 of favorable development that resulted solely from changes in the allocation of bulk reserves between the current and prior accident years, while the reported development amounts for the fourth quarter and year ended 2012 include $4,551,000 of adverse development that resulted solely from such changes in the allocation of bulk reserves.

Excluding the development amounts that resulted solely from changes in the allocation of bulk reserves between accident years, the implied amounts of favorable (adverse) development that had an impact on earnings would be approximately ($1,369,000) and $6,259,000 for the fourth quarter and year ended 2013, compared to $4,293,000 and $30,284,000 for the same periods in 2012. The change in implied development for the fourth quarter of 2013 is primarily attributed to the property and casualty insurance segment, which experienced adverse development of $3,182,000, compared to favorable development of $1,380,000 in 2012. Both the property and casualty insurance segment and the reinsurance segment experienced declines in favorable development for the year ended December 31, 2013.

Development amounts can vary significantly from quarter to quarter and year to year depending on a number of factors, including the number of claims settled and the settlement terms, and should therefore not be considered a reliable factor in assessing the adequacy of the Company’s carried reserves. The most recent actuarial analysis of the Company’s carried reserves indicates that carried reserves remain within the top quartile of the range of reasonable reserves, but at a slightly lower level within the quartile relative to the 2012 evaluation.

Large losses (which the Company defines as losses greater than $500,000 for the EMC Insurance Companies’ pool, excluding catastrophe and storm losses) increased to $6,954,000 ($0.34 per share after tax) in the fourth quarter of 2013 from $4,138,000 ($0.21 per share after tax) in the fourth quarter of 2012. For the year ended December 31, 2013, large losses increased moderately to $22,240,000 ($1.10 per share after tax) from $21,241,000 ($1.07 per share after tax) in 2012.

Net investment income increased 1.1 percent to $10,994,000 for the fourth quarter of 2013 from $10,871,000 in the fourth quarter of 2012. For the year ended December 31, 2013, net investment income decreased 2.5 percent to $43,022,000 from $44,145,000 in 2012. This decline is primarily attributable to the prolonged low interest rate environment, but does reflect an increase in dividend income in the equity portfolio. It should be noted that the decline in investment income reported for 2013 reflects a $160,000 increase in the amount of funds received from settlements of securities litigation. Excluding this amount from the calculation, the decline in investment income would have been 2.9 percent.

Net realized investment gains totaled $3,345,000 ($0.25 per share) in the fourth quarter of 2013, compared to $269,000 ($0.02 per share) in the fourth quarter of 2012. For the year ended December 31, 2013, net realized investment gains totaled $5,848,000 ($0.45 per share), compared to $5,211,000 ($0.40 per share) in 2012.

At December 31, 2013, consolidated assets totaled $1.4 billion, including $1.3 billion in the investment portfolio, and stockholders’ equity totaled $455.2 million, an increase of 13.5 percent from December 31, 2012. Book value of the Company’s stock increased 10.1 percent to $34.21 per share, from $31.08 per share at December 31, 2012. Approximately 4.2 percentage points ($1.32 per share) of the increase is attributable to the change previously announced by Employers Mutual Casualty Company that effective January 1, 2015, it will be replacing its retiree healthcare plan with a new Employers Mutual-funded Health Reimbursement Arrangement. This resulted in a reduction of the plan’s projected benefit obligation and an increase in stockholders’ equity. Book value excluding accumulated other comprehensive income increased to $29.78 per share from $27.38 per share at December 31, 2012.

Management is projecting that 2014 operating income will be within a range of $3.00 to $3.25 per share. This guidance is based on a projected GAAP combined ratio of 96.8 percent for the year and investment income consistent with the amount reported in 2013. The projected GAAP combined ratio has a load of 10.0 points for catastrophe and storm losses.

The Company will hold an earnings teleconference call at noon Eastern Time on February 20, 2014 to allow securities analysts, stockholders and other interested parties the opportunity to hear management discuss the Company’s results for the fourth quarter and the year ended December 31, 2013, as well as its expectations for 2014. Dial-in information for the call is toll-free 1-877-407-9205 (International: 1-201-689-8054). The event will be archived and available for digital replay through May 20, 2014. The replay access information is toll-free 1-877-660-6853 (International: 1-201-612-7415); conference ID number 13574435.

Members of the news media, investors and the general public are invited to access a live webcast of the conference call via the Company’s investor relations page at www.emcins.com/ir. The webcast will be archived and available for replay until May 20, 2014. A transcript of the teleconference will also be available on the Company’s website shortly after the completion of the teleconference.

About EMCI:
EMC Insurance Group Inc. is a publicly held insurance holding company with operations in property and casualty insurance and reinsurance, which was formed in 1974 and became publicly held in 1982. The Company’s common stock trades on the Global Select Market tier of the NASDAQ OMX Stock Market under the symbol EMCI. Additional information regarding EMC Insurance Group Inc. may be found at www.emcins.com/ir. EMCI’s parent company is Employers Mutual Casualty Company (EMCC). EMCI and EMCC, together with their subsidiary and affiliated companies, conduct operations under the trade name EMC Insurance Companies.

Forward-Looking Statements:
The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management. These beliefs, assumptions and expectations can change as the result of many possible events or factors, not all of which are known to management. If a change occurs, the Company’s business, financial condition, liquidity, results of operations, plans and objectives may vary materially from those expressed in the forward-looking statements.

The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:

•catastrophic events and the occurrence of significant severe weather conditions;
•the adequacy of loss and settlement expense reserves;
•state and federal legislation and regulations;
•changes in the property and casualty insurance industry, interest rates or the performance of financial markets and the general economy;
•rating agency actions;
•“other-than-temporary” investment impairment losses; and
•other risks and uncertainties inherent to the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K.

Management intends to identify forward-looking statements when using the words “believe,” “expect,” “anticipate,” “estimate,” “project,” or similar expressions. Undue reliance should not be placed on these forward-looking statements.

¹The Company prepares its public financial statements in conformity with accounting principles generally accepted in the Unites States of America (GAAP). Operating income is a non-GAAP financial measure, calculated by excluding net realized investment gains from net income. The Company’s calculation of operating income may differ from similar measures used by other companies, so investors should exercise caution when comparing the Company’s measure of operating income to the measure of other companies. Management’s projected operating income guidance is also considered a non-GAAP financial measure.

Management believes operating income is useful to investors because it illustrates the performance of our normal, ongoing operations, which is important in understanding and evaluating our financial condition and results of operations. While this measure is consistent with measures utilized by investors to evaluate performance, it is not a substitute for the GAAP financial measure of net income. Therefore, the Company has provided the following reconciliation of the non-GAAP financial measure of operating income to the GAAP financial measure of net income. Management also uses non-GAAP financial measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance.

The reconciliation of operating income to net income is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Operating income	$12,489,000	$12,729,000	$37,671,000	$32,755,000
Net realized investment gains	3,345,000	269,000	5,848,000	5,211,000
Net income	$15,834,000	$12,998,000	$43,519,000	$37,966,000

CONSOLIDATED STATEMENTS OF INCOME
Quarter Ended December 31, 2013	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$102,111,909	$33,346,064	$—	$135,457,973
Investment income, net	7,973,872	3,022,656	(2,205)	10,994,323
Other income	172,689	61,018	—	233,707
	110,258,470	36,429,738	(2,205)	146,686,003
Losses and expenses:
Losses and settlement expenses	65,230,522	18,279,901	—	83,510,423
Dividends to policyholders	2,116,960	—	—	2,116,960
Amortization of deferred policy acquisition costs	17,904,258	7,320,656	—	25,224,914
Other underwriting expenses	15,542,610	1,803,483	—	17,346,093
Interest expense	84,375	—	—	84,375
Other expenses	197,688	148,692	373,133	719,513
	101,076,413	27,552,732	373,133	129,002,278
Operating income (loss) before income taxes	9,182,057	8,877,006	(375,338)	17,683,725
Realized investment gains	4,456,438	689,772	—	5,146,210
Income (loss) before income taxes	13,638,495	9,566,778	(375,338)	22,829,935
Income tax expense (benefit):
Current	2,509,717	2,575,110	(131,369)	4,953,458
Deferred	1,538,525	503,675	—	2,042,200
	4,048,242	3,078,785	(131,369)	6,995,658
Net income (loss)	$9,590,253	$6,487,993	$(243,969)	$15,834,277
Average shares outstanding				13,213,396
Per Share Data:
Net income (loss) per share - basic and diluted	$0.73	$0.49	$(0.02)	$1.20
Catastrophe and storm losses (after tax)	$(0.13)	$(0.20)	$—	$(0.33)
Reported favorable development experienced on prior years (after tax)	$0.16	$0.09	$—	$0.25
Implied (adverse) favorable development that had an impact on earnings (after tax)	$(0.16)	$0.09	$—	$(0.07)
Dividends per share				$0.23
Other Information of Interest:
Net written premiums	$82,824,025	$35,962,998	$—	$118,787,023
Catastrophe and storm losses	$2,661,969	$4,104,311	$—	$6,766,280

Reported favorable development experienced on prior years	$(3,344,417)	$(1,812,934)	$—	$(5,157,351)
Favorable development that had no impact on earnings	6,526,000	—	—	6,526,000
Implied adverse (favorable) development that had an impact on earnings	$3,181,583	$(1,812,934)	$—	$1,368,649

GAAP Combined Ratio:
Loss and settlement expense ratio	63.9%	54.8%	—	61.7%
Acquisition expense ratio	34.8%	27.4%	—	32.9%
	98.7%	82.2%	—	94.6%

CONSOLIDATED STATEMENTS OF INCOME
Quarter Ended December 31, 2012	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$93,222,288	$24,048,708	$—	$117,270,996
Investment income, net	7,900,211	2,974,188	(3,715)	10,870,684
Other income	87,976	84,875	—	172,851
	101,210,475	27,107,771	(3,715)	128,314,531
Losses and expenses:
Losses and settlement expenses	55,093,127	15,329,707	—	70,422,834
Dividends to policyholders	1,736,076	—	—	1,736,076
Amortization of deferred policy acquisition costs	17,013,604	4,804,578	—	21,818,182
Other underwriting expenses	15,250,782	318,277	—	15,569,059
Interest expense	225,000	—	—	225,000
Other expenses	189,005	(72,000)	343,003	460,008
	89,507,594	20,380,562	343,003	110,231,159
Operating income (loss) before income taxes	11,702,881	6,727,209	(346,718)	18,083,372
Realized investment gains	278,297	135,106	—	413,403
Income (loss) before income taxes	11,981,178	6,862,315	(346,718)	18,496,775
Income tax expense (benefit):
Current	1,700,558	1,465,173	(121,352)	3,044,379
Deferred	1,834,958	619,517	—	2,454,475
	3,535,516	2,084,690	(121,352)	5,498,854
Net income (loss)	$8,445,662	$4,777,625	$(225,366)	$12,997,921
Average shares outstanding				12,893,673
Per Share Data:
Net income (loss) per share - basic and diluted	$0.66	$0.37	$(0.02)	$1.01
Catastrophe and storm losses (after tax)	$(0.15)	$(0.26)	$—	$(0.41)
Reported (adverse) favorable development experienced on prior years (after tax)	$(0.16)	$0.15	$—	$(0.01)
Implied favorable development that had an impact on earnings (after tax)	$0.07	$0.15	$—	$0.22
Dividends per share				$0.21
Other Information of Interest:
Net written premiums	$76,969,211	$25,239,548	$—	$102,208,759
Catastrophe and storm losses	$2,877,749	$5,207,920	$—	$8,085,669

Reported adverse (favorable) development experienced on prior years	$3,170,644	$(2,912,511)	$—	$258,133
Adverse development that had no impact on earnings	(4,551,000)	—	—	(4,551,000)
Implied favorable development that had an impact on earnings	$(1,380,356)	$(2,912,511)	$—	$(4,292,867)

GAAP Combined Ratio:
Loss and settlement expense ratio	59.1%	63.7%	—	60.1%
Acquisition expense ratio	36.5%	21.3%	—	33.3%
	95.6%	85.0%	—	93.4%

CONSOLIDATED STATEMENTS OF INCOME
Year ended December 31, 2013	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$392,718,848	$122,787,418	$—	$515,506,266
Investment income, net	31,396,676	11,634,972	(9,473)	43,022,175
Other income	765,343	61,018	—	826,361
	424,880,867	134,483,408	(9,473)	559,354,802
Losses and expenses:
Losses and settlement expenses	260,917,009	72,370,440	—	333,287,449
Dividends to policyholders	10,863,688	—	—	10,863,688
Amortization of deferred policy acquisition costs	68,851,027	25,876,641	—	94,727,668
Other underwriting expenses	62,522,516	3,231,925	—	65,754,441
Interest expense	384,375	—	—	384,375
Other expenses	750,853	366,338	1,364,115	2,481,306
	404,289,468	101,845,344	1,364,115	507,498,927
Operating income (loss) before income taxes	20,591,399	32,638,064	(1,373,588)	51,855,875
Realized investment gains	7,525,063	1,471,482	—	8,996,545
Income (loss) before income taxes	28,116,462	34,109,546	(1,373,588)	60,852,420
Income tax expense (benefit):
Current	6,803,614	10,603,980	(480,756)	16,926,838
Deferred	178,304	228,605	—	406,909
	6,981,918	10,832,585	(480,756)	17,333,747
Net income (loss)	$21,134,544	$23,276,961	$(892,832)	$43,518,673
Average shares outstanding				13,086,612
Per Share Data:
Net income (loss) per share - basic and diluted	$1.61	$1.78	$(0.06)	$3.33
Catastrophe and storm losses (after tax)	$(1.85)	$(0.56)	$—	$(2.41)
Reported favorable development experienced on prior years (after tax)	$0.36	$0.28	$—	$0.64
Implied favorable development that had an impact on earnings (after tax)	$0.03	$0.28	$—	$0.31
Dividends per share				$0.86
Book value per share				$34.21
Effective tax rate				28.5%
Net income as a percent of beg. SH equity				10.9%
Other Information of Interest:
Net written premiums	$405,048,854	$129,027,846	$—	$534,076,700
Catastrophe and storm losses	$37,262,480	$11,315,604	$—	$48,578,084

Reported favorable development experienced on prior years	$(7,281,009)	$(5,504,476)	$—	$(12,785,485)
Favorable development that had no impact on earnings	6,526,000	—	—	6,526,000
Implied favorable development that had an impact on earnings	$(755,009)	$(5,504,476)	$—	$(6,259,485)

GAAP Combined Ratio:

Loss and settlement expense ratio	66.4%	58.9%	—	64.7%
Acquisition expense ratio	36.3%	23.7%	—	33.2%
	102.7%	82.6%	—	97.9%

CONSOLIDATED STATEMENTS OF INCOME
Year ended December 31, 2012	Property and Casualty Insurance	Reinsurance	Parent Company	Consolidated
Revenues:
Premiums earned	$357,138,686	$101,707,313	$—	$458,845,999
Investment income, net	32,214,705	11,940,123	(9,754)	44,145,074
Other income	774,210	85,216	—	859,426
	390,127,601	113,732,652	(9,754)	503,850,499
Losses and expenses:
Losses and settlement expenses	233,892,280	69,495,435	—	303,387,715
Dividends to policyholders	8,630,580	—	—	8,630,580
Amortization of deferred policy acquisition costs	63,640,886	20,633,887	—	84,274,773
Other underwriting expenses	59,182,195	1,736,396	—	60,918,591
Interest expense	900,000	—	—	900,000
Other expenses	798,046	24,829	1,299,379	2,122,254
	367,043,987	91,890,547	1,299,379	460,233,913
Operating income (loss) before income taxes	23,083,614	21,842,105	(1,309,133)	43,616,586
Realized investment gains	7,347,944	669,084	—	8,017,028
Income (loss) before income taxes	30,431,558	22,511,189	(1,309,133)	51,633,614
Income tax expense (benefit):
Current	7,060,964	4,995,795	(462,178)	11,594,581
Deferred	573,326	1,499,278	—	2,072,604
	7,634,290	6,495,073	(462,178)	13,667,185
Net income (loss)	$22,797,268	$16,016,116	$(846,955)	$37,966,429
Average shares outstanding				12,886,667
Per Share Data:
Net income (loss) per share - basic and diluted	$1.77	$1.24	$(0.06)	$2.95
Catastrophe and storm losses (after tax)	$(1.74)	$(0.96)	$—	$(2.70)
Reported favorable development experienced on prior years (after tax)	$0.66	$0.64	$—	$1.30
Implied favorable development that had an impact on earnings (after tax)	$0.89	$0.64	$—	$1.53
Dividends per share				$0.81
Book value per share				$31.08
Effective tax rate				26.5%
Net income as a percent of beg. SH equity				10.8%
Other Information of Interest:
Net written premiums	$371,235,457	$107,246,028	$—	$478,481,485
Catastrophe and storm losses	$34,372,205	$19,087,407	$—	$53,459,612

Reported favorable development experienced on prior years	$(13,056,836)	$(12,675,669)	$—	$(25,732,505)
Adverse development that had no impact on earnings	(4,551,000)	—	—	(4,551,000)
Implied favorable development that had an impact on earnings	$(17,607,836)	$(12,675,669)	$—	$(30,283,505)

GAAP Combined Ratio:

Loss and settlement expense ratio	65.5%	68.3%	—	66.1%
Acquisition expense ratio	36.8%	22.0%	—	33.5%
	102.3%	90.3%	—	99.6%

CONSOLIDATED BALANCE SHEETS
	December 31, 2013	December 31, 2012
ASSETS
Investments:
Fixed maturity securities available-for-sale, at fair value (amortized cost $1,009,572,325 and $920,843,939)	$1,027,984,013	$999,794,857
Equity securities available-for-sale, at fair value (cost $113,835,488 and $111,851,963)	169,848,274	140,293,825
Other long-term investments	2,391,987	863,257
Short-term investments	56,165,534	53,418,914
Total investments	1,256,389,808	1,194,370,853

Cash	238,821	330,392
Reinsurance receivables due from affiliate	34,759,721	34,277,728
Prepaid reinsurance premiums due from affiliate	9,717,368	5,195,892
Deferred policy acquisition costs (affiliated $37,413,643 and $34,425,593)	37,792,442	34,425,593
Prepaid pension and postretirement benefits due from affiliate	23,120,558	1,413,104
Accrued investment income	9,984,651	9,938,714
Accounts receivable	1,079,693	2,390,955
Income taxes recoverable	—	1,588,089
Goodwill	941,586	941,586
Other assets (affiliated $4,780,053 and $5,760,369)	4,908,273	5,836,200
Total assets	$1,378,932,921	$1,290,709,106

LIABILITIES
Losses and settlement expenses (affiliated $600,313,349 and $577,476,988)	$610,180,850	$583,096,965
Unearned premiums (affiliated $218,787,684 and $196,215,465)	220,627,284	196,215,465
Other policyholders' funds (all affiliated)	8,491,035	6,055,111
Surplus notes payable to affiliate	25,000,000	25,000,000
Amounts due affiliate to settle inter-company transaction balances	13,521,861	19,127,010
Pension and postretirement benefits payable to affiliate	3,401,045	30,714,633
Income taxes payable	1,530,131	—
Deferred income taxes	12,821,660	6,352,690
Other liabilities (affiliated $25,160,554 and $22,794,304)	28,148,819	22,938,068
Total liabilities	923,722,685	889,499,942

STOCKHOLDERS' EQUITY
Common stock, $1 par value, authorized 20,000,000 shares; issued and outstanding, 13,306,027 shares in 2013 and 12,909,457 shares in 2012	13,306,027	12,909,457
Additional paid-in capital	99,308,749	89,205,881
Accumulated other comprehensive income	59,010,489	47,752,375
Retained earnings	283,584,971	251,341,451
Total stockholders' equity	455,210,236	401,209,164
Total liabilities and stockholders' equity	$1,378,932,921	$1,290,709,106

INVESTMENTS
The Company had total cash and invested assets with a carrying value of $1.3 billion as of December 31, 2013 and $1.2 billion as of December 31, 2012. The following table summarizes the Company's cash and invested assets as of the dates indicated:

	December 31, 2013
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities available-for-sale	$1,009,572	$1,027,984	81.8%	$1,027,984
Equity securities available-for-sale	113,835	169,848	13.5%	169,848
Cash	239	239	—%	239
Short-term investments	56,166	56,166	4.5%	56,166
Other long-term investments	2,392	2,392	0.2%	2,392
	$1,182,204	$1,256,629	100.0%	$1,256,629

	December 31, 2012
			Percent of
	Amortized	Fair	Total	Carrying
($ in thousands)	Cost	Value	Fair Value	Value
Fixed maturity securities available-for-sale	$920,844	$999,795	83.7%	$999,795
Equity securities available-for-sale	111,852	140,294	11.7%	140,294
Cash	330	330	—%	330
Short-term investments	53,419	53,419	4.5%	53,419
Other long-term investments	863	863	0.1%	863
	$1,087,308	$1,194,701	100.0%	$1,194,701

NET WRITTEN PREMIUMS
	Three Months Ended		Year Ended
	December 31, 2013		December 31, 2013
		Percent of		Percent of
	Percent of	Increase/(Decrease)	Percent of	Increase/(Decrease)
	Net Written	in Net Written	Net Written	in Net Written
	Premiums	Premiums	Premiums	Premiums
Property and Casualty Insurance
Commercial Lines:
Automobile	16.2%	10.2%	17.0%	12.8%
Liability	14.1%	10.2%	15.1%	12.1%
Property	16.2%	11.0%	17.3%	12.9%
Workers' compensation	12.9%	11.0%	15.9%	9.0%
Other	1.5%	7.5%	1.4%	1.7%
Total commercial lines	60.9%	10.5%	66.7%	11.5%

Personal Lines:
Automobile	4.9%	(10.0)%	4.9%	(6.8)%
Property	3.8%	(8.0)%	4.0%	(4.9)%
Liability	0.1%	14.0%	0.2%	12.1%
Total personal lines	8.8%	(8.9)%	9.1%	(5.7)%
Total property and casualty insurance	69.7%	7.6%	75.8%	9.1%

Reinsurance:
Pro rata (1) (2)	14.9%	161.7%	10.1%	51.7%
Excess of loss (1)	15.4%	(1.2)%	14.1%	4.8%
Total reinsurance	30.3%	42.5%	24.2%	20.3%
Total	100.0%	16.2%	100.0%	11.6%
(1) Includes $532,146 negative portfolio adjustment related to the January 1, 2013 decreased participation in the MRB pool.

(2) Reflects $3,065,279 negative portfolio adjustment related to the January 1, 2012 cancellation of a large pro rata account.